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                                                                   EXHIBIT 10.11

                               ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (the "Escrow Agreement") is made and entered into as
                                 ----------------
of December 22, 1998 by and among PC-Tel, Inc., a Delaware corporation ("PC-Tel"
                                                                         ------
or the "Buyer"), General DataComm, Inc., a Delaware corporation ("GDC" or the
        -----                                                     ---
"Seller"), and Greater Bay Trust Company, as escrow agent (the "Escrow Agent").
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                                  RECITALS
                                  --------

     A. PC-Tel, a subsidiary of PC-Tel and GDC are parties to that certain Asset Purchase Agreement dated as of December 22, 1998 (the "Purchase
                                                             --------
Agreement"), providing for the purchase by  PC-Tel of substantially all of the
---------
assets of Technology Alliance Group, a division of GDC. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

     B. One of the conditions to the closing of the Purchase Agreement, as set forth in the Purchase Agreement, is the execution and delivery of this Escrow Agreement.

     C. Pursuant to Section 6.2(c) of the Purchase Agreement, PC-Tel and its subsidiary shall deposit with the Escrow Agent One Million Dollars ($1,000,000.00) (the "Escrow Cash") into an escrow fund (the "Escrow Fund") to
                      -----------                             -----------
be used to satisfy any potential indemnification obligations of GDC to PC-Tel and its directors, officers and Affiliates ("Indemnified Persons") for Losses
                                             -------------------
under Section 6.2 of the Purchase Agreement.

     D. This Escrow Agreement sets forth the basis on which the Escrow Agent will receive and hold, and make disbursements from, the Escrow Fund and the duties for which the Escrow Agent will be responsible.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.  Appointment.  PC-Tel and GDC hereby appoint the Escrow Agent as escrow
         -----------
agent to serve in such capacity in accordance with the terms and conditions set forth in this Escrow Agreement. The Escrow Agent hereby accepts such appointment.

     2.  Asset Purchase Agreement.  The Escrow Agent acknowledges receipt of a
         ------------------------
copy of the Purchase Agreement; however, except for reference thereto for definitions of certain words or terms not defined herein, the Escrow Agent is not charged with any duties or responsibilities with respect to the Purchase Agreement.

     3.  Escrow Cash.  At the Closing, PC-Tel and its Subsidiary shall deposit
         -----------
the Escrow Cash to the Federated Investors Government Obligations Fund or, if such fund is not available, in a mutually agreed interest-bearing account directly with the Escrow Agent, the receipt of which shall be acknowledged, and the same accepted, by the Escrow Agent as escrow agent hereunder. The Escrow
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Fund, as such term is used herein, shall include the Escrow Cash deposited pursuant to this Section 3 and any interest earned thereon, less any payments or distributions made hereunder.

     4.  Interest.
         --------

          The parties acknowledge that payment of any interest earned on the funds invested in this escrow will be subject to backup withholding penalties unless either a properly completed Internal Revenue Service Form W8 or W9 certification is submitted to Escrow Agent.

     5.  Claims Upon Escrow Fund.
         -----------------------

         (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Release Date of a certificate signed by any officer of PC-Tel (an "Officer's Certificate") (i) stating that PC-Tel has paid or properly accrued or
 ---------------------
reasonably anticipates that it will have to pay Losses pursuant to Claims made during the Escrow Period, in an aggregate stated amount to which PC-Tel is entitled to indemnity pursuant to the Purchase Agreement, and (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall deliver to PC-Tel out of the Escrow Fund, as promptly as practicable, an amount equal to such Losses as indemnity out of the Escrow Fund; provided, however, that with respect to Losses PC-Tel reasonably anticipates it will have to pay pursuant to Claims made during the Escrow Period, Escrow Cash shall not be delivered to PC-Tel by the Escrow Agent until such time as PC-Tel actually must pay such Losses, the Escrow Agent shall, subject to the provisions of Section 5(b) below, deliver to PC-Tel, as promptly as practicable, an amount out of the Escrow Fund equal to such Losses as indemnity. The Escrow Agent shall be entitled to conclusively rely on such Officer's Certificate and shall make such distributions from the Escrow Fund only in accordance with the terms thereof.

          (b) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to GDC by PC-Tel and for a period of thirty (30) days after delivery of the Officer's Certificate to the Escrow Agent, the Escrow Agent shall make no delivery of the cash from the Escrow Fund pursuant to Section 5(a) above unless the Escrow Agent shall have received written authorization from GDC to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall, without further notice or authorization of any kind, make delivery of the amount of Losses from the Escrow Fund in accordance with Section 5(a) above, provided that no such payment or delivery shall be made if GDC delivers written notice to the Escrow Agent and to PC-Tel prior to the expiration of such thirty (30) day period that GDC disputes in good faith the Claim set forth in the Officer's Certificate, with the basis for such dispute set forth in reasonable detail.

     6.  Resolution of Conflicts; Arbitration.
         ------------------------------------

         (a) In case GDC shall object in writing to any claim made in any Officer's Certificate as described in Section 5(b) ("Claim"), PC-Tel shall have
                                                     -----
thirty (30) days to respond in a written

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statement to GDC and the Escrow Agent. If after such thirty (30) day period there remains a dispute as to any Claim, GDC and PC-Tel shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such Claim. If GDC and PC-Tel should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to conclusively rely on any such memorandum and shall make the distributions from the Escrow Fund as promptly as practicable only in accordance with the terms thereof or of the Escrow Agreement.

          (b) If no such agreement can be reached, either PC-Tel or GDC may, by written notice to the other, demand arbitration of the matter in accordance with
Section 7.3 of the Purchase Agreement, unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. The decision of the arbitrators as to the validity and amount of any Claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Escrow Agreement, and, notwithstanding anything in Section 5 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

     7.  Escrow Provisions.
         -----------------

         (a) The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, request, waiver, consent, receipt or other paper or document from any duly authorized officer or agent of PC-Tel or any other Indemnified Person or from GDC, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, that the Escrow Agent in good faith believes to be genuine and as to which the Escrow Agent shall have no actual notice of invalidity, lack of authority or other deficiency.

         (b) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except for any liability arising from its own negligence, willful misconduct or bad faith.

         (c) The Escrow Agent shall be entitled to consult with competent and responsible counsel of its choice with respect to the interpretation of the provisions hereof, and any other legal matters relating hereto, and shall be fully protected in taking any action or omitting to take any action in good faith in accordance with the advice of such counsel.

         (d) PC-Tel and GDC jointly and severally agree to indemnify and hold the Escrow Agent harmless for any and all claims, liabilities, costs, payments and expenses, including without limitation, fees of counsel (who may be selected by the Escrow Agent) for court actions, for anything done or omitted by it in the performance of this Escrow Agreement, except as a result of the Escrow Agent's own negligence, willful misconduct or bad faith.

         (e) All evidence of investment of funds in the Escrow Fund (including, but not limited to, savings account passbooks, certificates, notes and other similar items) shall be kept in a place

                                      -3-
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of safekeeping at an office of the Escrow Agent, or with a safe deposit company, including any such safe deposit company owned in whole or in part by the Escrow Agent or by any affiliate of the Escrow Agent. The Escrow Agent shall keep accurate accounts of all income and interest earned by the funds in the Escrow Fund.

         (f) All fees and related expenses of the Escrow Agent for its services hereunder (including fees of its legal counsel) shall be paid by PC-Tel. Such fees and expenses shall be determined in accordance with the fee schedule attached hereto as Schedule A or as otherwise provided to PC-Tel.
                   ----------

         (g) None of the provisions contained in this Escrow Agreement shall cause the Escrow Agent to advance its own funds in the performance of its duties herein described.

     8.  Successor Escrow Agent.  The Escrow Agent, or any successor, may resign
         ----------------------
at any time upon giving written notice to PC-Tel and GDC thirty (30) days before such resignation shall take effect. In addition, PC-Tel and GDC may terminate the Escrow Agent's appointment as escrow agent upon giving written notice (jointly signed by PC-Tel and GDC) to the Escrow Agent thirty (30) days before such termination shall take effect. If the Escrow Agent shall resign, be terminated or be unable to serve, then it shall be succeeded by such bank or trust company jointly named by PC-Tel and GDC in such thirty (30) day period, or if no such appointment is made by that time, then by a bank or trust company appointed by a court of competent jurisdiction upon petition by either PC-Tel or GDC (in which action the other party shall be afforded a reasonable opportunity to participate) to appoint a successor escrow agent. The Escrow Agent shall transfer the Escrow Cash to its successor and shall thereupon be discharged, and the successor shall thereupon succeed to all of the rights, powers and duties and shall assume all of the obligations of the Escrow Agent originally named in this Escrow Agreement.

     9.  Payment of Taxes.  GDC shall be treated as the owner of the Escrow Cash
         ----------------
for all tax and other purposes while and to the extent that the Escrow Cash is held by the Escrow Agent. The Escrow Agent shall cause all information statements to be prepared in accordance with this Section 9 and all parties shall prepare their tax returns accordingly.

     10. Termination.
         -----------

         (a) Subject to the resolution of pending claims prior to the expiration of the Escrow Fund ("Pending Claims"), the Escrow Fund shall remain
                                --------------
in existence during the period of time (the "Escrow Period") between the Closing
                                             -------------
Date and 5:00 p.m., Pacific Standard Time, on June 30, 1999 (the "Escrow Release
                                                                  --------------
Date").
----

         (b) Promptly following the Escrow Release Date and upon receipt of instructions from PC-Tel and GDC, the Escrow Agent shall, to the extent funds are available therefor in the Escrow Fund and in the following order of priority:

              (i) withhold funds in the Escrow Fund in sufficient amount, or to the extent funds are available therefor, to satisfy the maximum amount of Losses estimated by PC-Tel in its written

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instructions relating to any and all Pending Claims noticed as provided in
Sections 5 and 6 above until resolution of such Pending Claims;

              (ii) distribute any funds remaining after the allocations and distributions provided for in clause (i) above to GDC.

          (c) Promptly following the Termination Date and upon receipt of instructions from GDC, the Escrow Agent shall, to the extent funds are available therefor in the Escrow Fund, distribute any funds remaining in the Escrow Fund to GDC.

     11.  Notices.  All notices and other communications hereunder shall be in
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writing and shall be deemed given or delivered if delivered personally or by express courier, mailed by registered or certified mail (return receipt requested) or sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

          (a)  If to PC-Tel to:

               PC-Tel, Inc.
               70 Rio Robles
               San Jose, CA  95134
               Attn:  Chief Financial Officer
               Tel:   (408) 965-2100
               Fax:   (408) 383-0455

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attn: Douglas H. Collom, Esq.
               Tel:   (650) 493-9300
               Fax:   (650) 493-6811

          (b)  if to GDC, to:

               General DataComm, Inc.
               1579 Straits Turnpike
               Middlebury, CT 06762
               Tel:   (203) 574-1118
               Fax:   (203) 758-8507
               Attention:  Chief Financial Officer

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               with a copy to:

               Weisman Celler Spett & Modlin, P.C.
               445 Park Avenue
               New York, NY  10022
               Attention: Howard S. Modlin, Esq.
               Tel:   (212) 371-5400
               Fax:   (212) 371-5407

          (c)  If to the Escrow Agent:

               Greater Bay Trust Company
               400 Emerson Street
               Palo Alto, California 94301
               Attn:  Corporate Trust Department
               Telecopy No.: 650-473-1326
               Telephone No.: 650-614-5720

     12.  Successors and Assigns.  This Escrow Agreement and all action taken
          ----------------------
hereunder in accordance with its terms shall be binding upon and inure to the benefit of PC-Tel, its subsidiaries, and their respective successors and assigns, the Escrow Agent and its successors, and GDC and its successors, assigns, heirs, executors, administrators and legal representatives.

     13.  Entire Agreement.  This Escrow Agreement constitutes the entire
          ----------------
agreement among the parties with the Escrow Agent, and among the other parties with respect to this particular escrow except as set forth under the Purchase Agreement, and it supersedes all prior or concurrent arrangements or understandings with respect thereto. The other parties hereby acknowledge and agree that the Escrow Agent's duties and obligations hereunder are limited, and that the Escrow Agent shall have no duties or obligations except as clearly specified herein, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent, nor shall the Escrow Agent have any responsibility for the enforcement of the obligations of any parties hereto.

     14.  Waivers.  No waiver by any party hereto of any condition or of any
          -------
breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

     15.  Counterparts.  This Escrow Agreement may be executed in several
          ------------
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

     16.  Governing Law.  This Escrow Agreement shall be governed by and
          -------------
construed in accordance with the laws of the State of California.

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     17.  Consequential Losses.  In no event shall the Escrow Agent be liable
          --------------------
for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

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     IN WITNESS WHEREOF, the parties have executed or caused this Escrow
Agreement to be duly executed as of the day and year first above written.


"PC-TEL"                      PC-TEL, INC.


                              By:    /s/ Peter Chen
                                 --------------------------------------------
                              Title: President & CEO
                                    -----------------------------------------


"GDC"                         GENERAL DATACOMM, INC.


                              By:    /s/ FR Crow
                                 --------------------------------------------
                              Title: Vice President
                                    -----------------------------------------


"ESCROW AGENT"                GREATER BAY TRUST COMPANY


                              By:    /s/ Hall Palmer
                                 --------------------------------------------
                              Title:     Hall Palmer
                                    -----------------------------------------
                                         Executive Vice President
                                         and Senior Trust Officer

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                                   SCHEDULE A
                                   ----------

                           ESCROW AGENT FEE SCHEDULE



The Escrow Fee shall be $5,000.